Exhibit 10.1

MODIFICATION, WAIVER AND ACKNOWLEDGEMENT AGREEMENT

This Modification, Waiver and Acknowledgement Agreement (“Agreement”) dated as of September 18, 2008 is entered into by and among Commonwealth Biotechnologies Inc., a Virginia corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” or the “Parties”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) and other Transaction Documents dated at and about December 31, 2007 relating to an aggregate purchase by Subscribers of $1,950,000 of principal amount of secured promissory notes (the “Notes”) of the Company convertible into shares of the Company’s no par value common stock and Warrants exercisable for Common Stock; and

WHEREAS, the Company would be in default of material terms of the Transaction Documents and the Subscribers could elect to exercise their rights to accelerate the Maturity Date of the Notes; and

WHEREAS, the Company and Subscribers desire to further restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. Capitalized terms employed herein shall have the meanings attributed to them in the Transaction Documents.

2. Effective as of the date of this Agreement, for every 33% of the remaining principal amount of each Subscriber’s pro-rata portion of Notes as more fully described on Schedule A attached hereto, the Conversion Price (as defined in the Note) will be $0.50, subject to further reduction as described in the Transaction Documents.

3. All interest which has accrued through March 31, 2008 shall be paid at an interest rate of 10% in shares of the Company’s Common Stock valued at a Conversion Price equal to $0.50, and interest that has accrued from April 1, 2008 through June 30, 2008 shall be paid in shares of the Company’s Common Stock at a default interest rate of 12% valued at a Conversion Price equal to $0.50. All aforementioned shares of the Company’s Common Stock are to be delivered no later than five days after the execution of this Agreement.

4. The Purchase Price of the Class A Warrants will be $0.71, subject to further reduction as described in the Transaction Documents. The Company acknowledges that the Purchase Price of the Class B Warrants was triggered by a ratchet and the new Purchase Price is $1.01, subject to further reduction as described in the Transaction Documents.

5. The Company acknowledges that the holding period of the Notes, Warrants and Common Stock issuable upon conversion of the Notes commenced on December 31, 2007, for purposes of Rule 144 under the Securities Act of 1933,

6. The Company undertakes to make a public announcement on Form 8-K describing the terns of this Agreement not later than the fourth business day after the execution of this Agreement.

7. For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.

8. Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

9. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscribers hereunder, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement, Each Subscriber shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose, except as otherwise agreed by the Subscribers.

10. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other patties hereto, except as same is permitted under the Transaction Documents.

11. This Agreement constitutes the entire agreement among the parties regarding the subject matter herein, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

12. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the governing law provisions of the Transaction Documents.

13. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

15. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the, event that any signature is delivered by facsimile transmission or electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Modification, Waiver and Acknowledgement Agreement as of the date first written above.

COMMONWEALTH BIOTECHNOLOGIES INC.
the “Company”

		By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva, Ph.D.
Chief Executive Officer

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT		CHESTNUT RIDGE PARTNERS LP.

By:	/s/ Konrad Ackerman	By:	/s/ Kenneth Holz
Name:	Konrad Ackerman	Name:	Kenneth Holz
Title:	Director	Title:	C.F.O.

CENTURION MICROCAP, LP		BRIO CAPITAL L.P.

By:	/s/ Abraham Schuman	By:	/s/ Shaye Hirsch
Name:	Abraham Schuman	Name:	Shaye Hirsch
Title:	General Partner	Title:	Manager of General Partner

BRIO CAPITAL SELECT LLC		ASSAMEKA CAPITAL

By:	/s/ Shaye Hirsch	By:	/s/ Asher Brand
Name:	Shaye Hirsch	Name:	Asher Brand
Title:	Managing Member	Title:	President

SCHEDULE A TO MODIFICATION

SUBSCRIBER	OUTSTANDING NOTE PRINCIPAL AMOUNT
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Liechtenstein Fax: 212-586-8244	$1,000,000.00

CHESTNUT RIDGE PARTNERS L.P. 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: 201-802-9450	$200,000.00

CENTURION MICROCAP, LP 3014 Avenue L Brooklyn, NY 11210 Fax: 718-338-1088	$400,000.00

BRIO CAPITAL L.P. 401 E 34th Street, Suite South 33C New York, NY 10016 Fax: 646-390-2158	$175,000.00

BRIO CAPITAL SELECT LLC 401 E 34th Street, Suite South 33C New York, NY 10016 Fax: 646-390-2158	$50,000.00

ASSAMEKA CAPITAL 30 Olympia Lane Monsey, NY 10952 Fax: 432-577-5407	$25,000.00

Total:	$1,850,000.00